Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

Jiayin Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A ordinary shares, par value US$0.000000005 per share(1)	—	—	—	—	—	$—

	Equity	Preferred shares, par value US$0.000000005 per share	—	—	—	—	—	$—

	Others	Debt securities	—	—	—	—	—	$—

	Others	Warrants	—	—	—	—	—	$—

	Unallocated (Universal) Shelf	—	457(o)	(2)	(3)	$200,000,000(4)	0.0001476	$29,520

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

	—	—	—	—	—	—			—	—	—	—

	Total Offering Amount/Registration Fee					$200,000,000		$29,520

	Total Fees Previously Paid					—		—

	Total Fee Offsets					—		—

	Net Fees Due							$29,520

(1)

American depositary shares issuable upon deposit of class A ordinary shares registered hereby have been registered under a separate registration statement on Form F–6 (Registration No. 333–279644). Each American depositary share represents four (4) Class A ordinary shares.

(2)

The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $200,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act.

(4)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.